UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2017

SKY RESORT INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Delaware	6719	13-4167393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

E-702, Block E, Pusat Dagangan Phileo Damansara 1

No. 9, Jalan 16/11, Off Jalan Damansara

Petaling Jaya, Selangor, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +60 03-7772 6616

Gold Billion Group Holdings Limited

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.03 Amendments to Articles of Incorporation

As part of a previous the change of control the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to Sky Resort International Limited and filed such change with the State of Delaware. The name change was approved by FINRA together with approval for a new symbol. On or about January 2, 2018, the Company’s shares will be traded on the OTCMarkets under its new symbol-“SKYL”.

In addition, then shareholders of the corporation and the Board of Directors effected a reverse split of the Company’s issued and outstanding common stock on a 1 for 100 (1:100) bases, pursuant to which the authorized shares of common stock will remain 200,000,000 shares and the par value will remain $0.001. Following such reverse split, any fractional shares post-split will be rounded up to the next whole share.

Below is a brief summary of the Reverse Stock Split:

•	The issued and outstanding Common Stock shall be reduced on the basis of 1 post-split share for every 100 shares outstanding. If a shareholder holds 100 shares or less in the Company, following the reverse split, the shareholder will own one share. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock or Voting Preferred Stock existing prior to the consolidation.

•	Stockholders of record of the Common Stock as of June 22, 2017, shall have their total shares reduced on the basis of 1 post-split share of Common Stock for every 100 pre-split shares outstanding. Any shareholder who owns one or fewer shares will be rounded-up to one whole share. No fractional shares will be issued.

•	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 20,143,130 shall be consolidated to a total of approximately 201,432 issued and outstanding shares (depending on the number of fractional shares).

•	The Company's authorized number of common stock shall remain at 200,000,000 shares.

•	The par value of the Company's common stock will remain $0.001 per share.

The reverse split will not change the proportionate equity interests of the Company’s stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes, due to rounding-up any fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2017	SKY RESORT INTERNATIONAL LIMITED

	By:	/s/ Kok Seng Yeap Eddy
Name: Kok Seng Yeap Eddy Title: Director, President, CEO and CFO